Exhibit 99.2

For Further Information:

Steven Fitzpatrick

Vice President of Finance and Investor Relations

sfitzpatrick@goutsi.com

(586) 920-0100

Universal Truckload Services, Inc. Announces Results of Annual Meeting

Warren, MI – April 28, 2016 — Universal Truckload Services, Inc. (NASDAQ: UACL) announced the voting results of its annual meeting of shareholders held today.

Universal’s shareholders approved an amendment to its restated articles of incorporation to change the name of the company to Universal Logistics Holdings, Inc. The company will begin trading under its new name Universal Logistics Holdings, Inc. and new NASDAQ ticker symbol ULH on May 2, 2016.

Shareholders also elected 10 directors and ratified the audit committee’s appointment of BDO USA, LLP as the company’s independent registered public accounting firm.

Additional information on voting results is expected to be reported in a current report on Form 8-K filed by the company next week with the Securities and Exchange Commission.

“In addition to our name change to Universal Logistics Holdings, Inc. we have enhanced the look of our Universal logo,” said Jeff Rogers, Chief Executive Officer of Universal. “Our name change along with the fresh new look of our logo not only will enhance our brand, but it will now define our parent company as a logistics company where we provide a broad range of customer services through our operating subsidiaries.”

About Universal

Universal Logistics Holdings, Inc. is a leading asset-light provider of customized transportation and logistics solutions throughout the United States, and in Mexico, Canada and Colombia. We provide our customers with supply chain solutions that can be scaled to meet their changing demands and volumes. We offer our customers a broad array of services across their entire supply chain, including transportation, intermodal, and value-added services.

Forward Looking Statements

Some of the statements contained in this press release might be considered forward-looking statements. These statements identify prospective information. Forward-looking statements are based on information available at the time and/or management’s good faith belief with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statements. These forward-looking statements are subject to a number of factors that may cause actual results to differ materially from the expectations described. Additional information about the factors that may adversely affect these forward-looking statements is contained in the Company’s reports and filings with the Securities and Exchange Commission. The Company assumes no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information except to the extent required by applicable securities laws.